Exhibit 4.2
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Unless this certificate is presented by an authorized representative of The
Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED IN WHOLE OR IN PART FOR, A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                               TEMPLE-INLAND INC.
                           6.625% Senior Note due 2018


Number: 1                                                CUSIP NO.: 879868 AL 1


     Temple-Inland Inc., a Delaware corporation (the "Issuer", which term includes any successor corporation under the Indenture hereafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $250,000,000 (TWO HUNDRED FIFTY MILLION DOLLARS) on January 15, 2018, and to pay interest thereon at 6.625% per annum, subject to adjustment in accordance with the procedures set forth on the reverse hereof, from December 7, 2005, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 2006 (each, an "Interest Payment Date"). The amount of interest payable for any period will be computed (1) for any full semi-annual period on the basis of a 360-day year of twelve 30-day months and
(2) for any period shorter than a full semi-annual period, on the basis of a 30-day month and (3) for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such Interest Payment Date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on January 1 and July 1 of each year (each, a "Regular Record Date") next preceding such Interest Payment Date (whether or not a Business Day). Any such interest installment not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to

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the registered Holders on the corresponding Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the registered Holders of this series of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes may be listed, and upon such notice as may be required by such exchange all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, the City of New York, in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account in the United States designated to the Trustee by a prior written notice by such Person delivered at least five Business Days prior to the applicable Interest Payment Date.

     Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to on the reverse hereof by manual signature.

                            [Signature page follows]



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     IN WITNESS WHEREOF, Temple-Inland Inc. has caused this instrument to be signed by one of its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.


                                              TEMPLE-INLAND INC.


                                              By:
                                                 -------------------------------
                                              Name:  Doyle R. Simons
                                              Title: Executive Vice-President


ATTEST:
By:  -----------------------------
Name:  Grant F. Adamson
Title: Vice-President and
       Assistant Secretary







                          CERTIFICATE OF AUTHENTICATION



     This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


Dated: December 7, 2005



JPMORGAN CHASE BANK, N.A., as Trustee



By:
    --------------------------------------------------
                  Authorized Officer





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                                [REVERSE OF NOTE]

                               TEMPLE-INLAND INC.

                           6.625% Senior Note due 2018

     This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture dated as of September 1, 1986 (herein called the "Indenture"), between the Issuer and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank and Chemical Bank), as Trustee (herein called the "Trustee"), as amended by the first supplemental indenture, dated as of April 15, 1988, the second supplemental indenture, dated as of December 27, 1990, and the third supplemental indenture, dated as of May 9, 1991, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any) and may otherwise vary as provided in the Indenture.

     This Note is one of a series designated as the 6.625% Senior Notes due 2018 (the "Notes") of the Issuer. The Notes are initially limited in aggregate principal amount of $250,000,000; provided, however, that the Issuer may, without the consent of the Holders of the Notes, create and issue additional notes ranking equally with the Notes and otherwise similar in all respects except for the issue date, the issue price, the initial interest payment date and the interest accrual date, so that such further notes would be consolidated and form a single series of the Notes.

     Except as otherwise provided in the Indenture, this Note will be issued in global form only registered in the name of The Depository Trust Company ("DTC") or its nominee. This Note will not be issued in definitive form, except as otherwise provided in the Indenture, and ownership of this Note shall be maintained in book-entry form by DTC for the accounts of participating organizations of DTC.

     In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof and accrued interest hereon may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer with


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certain provisions of the Indenture and certain past defaults under the
Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. At the office or agency of the Issuer in the Borough of Manhattan, The City of New York, or at such other locations as the Issuer may from time to time designate, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

     If the debt rating applicable to the Notes from Moody's Investors Service, Inc. ("Moody's") is decreased to a rating set out below, the interest rate on the Notes will increase from the rate set forth on the front of this Note by the percentage set opposite that rating:

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     Rating                Percentage
     ------                ----------
     Ba1  ................    .25%
     Ba2  ................    .50%
     Ba3  ................    .75%
     B1 or below .........   1.00%

     If the debt rating applicable to the Notes from Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc. ("S&P") is decreased to a rating set out below, the interest rate on the Notes will increase from the rate set forth on the front of this Note by the percentage set opposite that rating:

     Rating                Percentage
     ------                ----------
     BB+ ................     .25%
     BB   ...............     .50%
     BB- ................     .75%
     B+ or below ........    1.00%

     Each adjustment required by any decrease in a rating as set forth above, whether occasioned by the action of Moody's or S&P, shall be made independent of any and all other adjustments. If Moody's or S&P subsequently increases a rating to any of the thresholds set forth above, the interest rate on the Notes will be decreased such that the interest rate for the Notes equals the rate set forth on the front of this Note plus the percentage set opposite that rating, or zero in the event a rating is above the highest applicable listed rating. In no event shall (1) the interest rate for the Notes be reduced to below the interest rate set forth for the Notes on the front of this Note, and (2) the total increase in the interest rate on the Notes be increased to more than 2.00% above the interest rate set forth on the front of this Note.

     If either Moody's or S&P ceases to provide a rating, any subsequent increase in the interest rate of the Notes necessitated by a reduction in a rating by the agency continuing to provide a rating shall be twice the percentage set forth in the applicable table above. No adjustments in the interest rate of the Notes shall be made solely as a result of either Moody's or S&P ceasing to provide a rating.

     If both Moody's and S&P cease to provide a rating, the interest rate of the Notes will increase to, or remain at, as the case may be, 2.00% above the interest rate set forth on the front of this Note.

     Any interest rate increase or decrease, as described above, will take effect from the first day of the semiannual interest period during which a rating change requires an adjustment in the interest rate. The Issuer shall give the Trustee a notice in writing should the interest rate on the Notes be increased or decreased pursuant to the procedures described above by the Business Day immediately following such increase or decrease.

     The Issuer may at its option redeem the Notes, at any time, in whole or in part, at a "make whole" redemption price (the "Redemption Price") equal to the greater of (1) the principal amount of the Notes being redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed, discounted to the date fixed for redemption (the "Redemption Date") on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 35 basis points, plus accrued and unpaid interest to the Redemption Date.

     "Treasury Yield" means, for any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date.

     "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term to Stated Maturity of the


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Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

     "Comparable Treasury Price" means, for any Redemption Date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding the Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or
(2) if that release (or any successor release) is not published or does not contain those prices on thatBusiness Day, (a) the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotation, or (b) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all quotations obtained.

     "Independent Investment Banker" means Citigroup Global Markets Inc. or its successor or, if such firm or its successor is unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the Trustee after consultation with the Issuer.

     "Reference Treasury Dealer" means (1) Citigroup Global Markets Inc. and Goldman, Sachs & Co. and any other primary U.S. Government securities dealer in New York City (a "primary treasury dealer") designated by and not affiliated with Citigroup Global Markets Inc. or Goldman, Sachs & Co. or their successors, provided, however that if Citigroup Global Markets Inc. and Goldman, Sachs & Co., or any of their designees, ceases to be a primary treasury dealer, the Issuer will appoint another primary treasury dealer as a substitute, and (2) any other primary treasury dealer selected by the Issuer.

     "Reference Treasury Dealer Quotations" means, for each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding the Redemption Date.

     Notice of any redemption must be given at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notwithstanding the provisions of Section 1104 of the Indenture, notice of such redemption need not set forth the Redemption Price but only the manner of calculation thereof. The Issuer will notify the Trustee of the Redemption Price promptly after the calculation thereof. The Trustee shall have no responsibility for such calculation.

     If money sufficient to pay the Redemption Price of the Notes to be redeemed on the Redemption Date is deposited on or before the Redemption Date and the other conditions set forth in the Indenture are satisfied, then on and after such date, interest will cease to accrue on the Notes called for redemption. If the Issuer elects to redeem fewer than all the Notes, the Trustee will select


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the particular Notes to be redeemed by such method as the Trustee deems fair and appropriate.

     The Notes are not entitled to any sinking fund.

     Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, or at such other locations as the Issuer may from time to time designate, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith. In the event any Notes are called for redemption, neither the Issuer nor the Trustee will be required to register the transfer of or exchange the Notes to be redeemed.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes (subject to certain provisions relating to Defaulted Interest), whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

     No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration of the issue hereof.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     Terms used but not defined herein shall have the respective meanings assigned thereto in the Indenture.


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                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

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(Please insert social security or other identifying number of assignee)

         --------------------------------------------------------------------
(Please insert name and address, including ZIP code, of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Dated:  ----------------   Signed:  ----------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.


Signature Guarantee







9